As filed with the Securities and Exchange Commission on February 10, 2025

Registration No. 333-269149

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-3 Registration Statement No. 333-269149
UNDER
THE SECURITIES ACT OF 1933

Summit Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		47-1984212
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
1801 California Street, Suite 3500 Denver, Colorado 80202 (303) 893-0012
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher B. Gaskill Executive Vice President, Chief Legal Officer & Secretary Summit Materials, Inc. 1801 California Street, Suite 3500 Denver, Colorado 80202 (303) 893-0012
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:
James P. Dougherty Evan Rosen Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to Registration Statement No. 333-269149 (the “Registration Statement”), filed by Summit Materials, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on January 6, 2023, and is being filed to deregister any and all securities registered pursuant to the Registration Statement that remain unsold or otherwise unissued under the Registration Statement.

On February 10, 2025, pursuant to the Agreement and Plan of Merger, dated as of November 24, 2024 (the “Merger Agreement”), by and among the Registrant, Quikrete Holdings, Inc., a Delaware corporation (“Purchaser”), and Soar Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving as a wholly owned subsidiary of Purchaser.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any and all securities that had been registered for issuance that remain unsold or unissued at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all such securities of the Registrant registered under the Registration Statement that remain unsold or unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, Colorado, on February 10, 2025.

Summit Materials, Inc.

By:	/s/ Christopher P. Gaskill
	Name:	Christopher P. Gaskill
	Title:	Executive Vice President, Chief Legal Officer & Secretary